Exhibit 10.7

May 17, 2021

Mountain Crest Acquisition Corp. III
311 West 43rd Street, 12th Floor
New York, NY 10036

Ladies and Gentlemen:

Mountain Crest Acquisition Corp. III (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

The undersigned hereby commits that it will purchase 75,000 units of the Company (“Placement Units”), each Placement Unit consisting of one share of common stock of the Company, $0.0001 par value (the “Common Stock”) and one right to receive one-tenth of one share of common stock upon the consummation of an initial Business Combination, at $10.00 per Placement Unit, for a purchase price of $750,000 (the “Placement Unit Purchase Price”).

The undersigned hereby agrees that it will purchase an additional amount of units of the Company (“Over-Allotment Units”), up to a maximum of 11,250 Over-Allotment Units, or a maximum purchase price of $112,500 (“Over-Allotment Unit Purchase Price”, together with the Placement Unit Purchase Price, the “Purchase Price”), purchased by Chardan Capital Markets, LLC (the “Underwriter”) so that at least $10,00 per share sold to the public in the IPO is held in the trust account (as described in the Registration Statement, the “Trust Account”) regardless of whether the over-allotment option is exercised in full or in part.

The consummation of the purchase and issuance of the Placement Units shall occur simultaneously with the consummation of the IPO and the consummation of the purchase and issuance of the Over-Allotment Units shall occur simultaneously with the closing of any exercise of the over-allotment option related to the IPO. Simultaneously with or prior to the consummation of the IPO, the undersigned shall deposit the Placement Unit Purchase Price into the Trust Account.

The Placement Units and Over-Allotment Units will be identical to the units to be sold by the Company in the IPO. Additionally, the undersigned agrees:

●	to vote the shares of Common Stock included in the Placement Units and Over-Allotment Units in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s shares of Common Stock sold in the IPO if the Company does not complete an initial Business Combination within 12 months from the closing of the IPO (or up to 18 months, as applicable), unless the Company provides the holders of shares of Common Stock underlying the units sold in the IPO with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Account, including interest earned on Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding shares of Common Stock underlying the units sold in the IPO;

●	not to convert any shares of Common Stock included in the Placement Units and Over-Allotment Units into the right to receive cash from the Trust Account in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Certificate of Incorporation, and not to tender any shares of Common Stock included in the Placement Units and Over-Allotment Units in connection with a tender offer conducted prior to the closing of a Business Combination;

●	that the undersigned will not participate in any liquidation distribution with respect to the Placement Units and Over-Allotment Units or any underlying securities (but will participate in liquidation distributions with respect to any units or shares of Common Stock purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	that the Placement Units, Over-Allotment Units and underlying securities will not be transferable until after the consummation of a Business Combination except (i) to the Company’s pre-IPO shareholders, or to the Company’s officers, directors, advisors and employees, (ii) transfers to the undersigned’s affiliates or its members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Placement Units were originally purchased or (vii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vii) where the transferee agrees to the terms of the transfer restrictions; and

●	the Placement Units and Over-Allotment Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned acknowledges and agrees that the purchaser of the Placement Units and Over-Allotment Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter.

The undersigned further acknowledges and agrees that the Placement Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(g) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO, subject to FINRA Rule 5110(g)(1). Additionally, the Placement Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of the undersigned and any such participating underwriter or selected dealer. Additionally, the Placement Units and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO. Additionally, the undersigned may not exercise demand or piggyback rights with respect to the Placement Units and their components parts after five (5) and seven (7) years, respectively, from the effective date of the Registration Statement and may not exercise demand rights on more than one occasion.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Placement Units and Over-Allotment Units have not been registered under the Securities Act;

(b)	it will be acquiring the Placement Units and Over-Allotment Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Placement Units and Over-Allotment Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Placement Units and Over-Allotment Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,

CHARDAN CAPITAL MARKETS, LLC

By:	/s/ Shai Gerson
Name:	Shai Gerson
Title:	Managing Director

Accepted and Agreed:

MOUNTAIN CREST ACQUISITION CORP. III

By:	/s/ Suying Liu
	Name:	Suying Liu
	Title:	Chief Executive Officer

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